Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607-7506

May 4, 2023

Avalo Therapeutics, Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed on or about the date hereof by Avalo Therapeutics, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 418,888 shares of the Registrant’s common stock, $0.001 par value per share (the “Shares”). We understand that 377,221 of the Shares are to be issued pursuant to the Registrant’s Third Amended and Restated 2016 Equity Incentive Plan and that 41,667 Shares are to be issued pursuant to the Registrant’s 2016 Employee Stock Purchase Plan (each referred to individually as the “Plan” and collectively as, the “Plans”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As the Registrant’s legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares pursuant to the Plans.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as the Registrant’s counsel, to be taken prior to the issuance of the Shares, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the applicable Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ WYRICK ROBBINS YATES & PONTON LLP